UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 21, 2023

DATASEA INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38767	45-2019013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20th Floor, Tower B, Guorui Plaza 1 Ronghua South Road Technological Development Zone, Beijing, People’s Republic of China 100176
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 10-56145240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DTSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As disclosed in the Current Reports on Form 8-K filed on August 7, 2023 and September 14, 2023, Datasea Inc. (referred to as the “Company”) entered into two subscription agreements (referred to as the “Agreements”) and supplementary agreement dated September 10, 2023 (the “Supplementary Agreement”) with a non-U.S. investor (referred to as the “Investor A”). These Agreements outline the terms by which the Company will sell, and the Investor will purchase, a total of 4,760,000 shares of common stock (referred to as the “Shares”) at a per-share purchase price of $1.20. These Shares are subject to a mandatory holding period of 365 days.

Pursuant to the terms of these two Agreements and the Supplementary Agreement, Investor A committed to making payments totaling $5,712,000, to be paid in the aggregate amount of RMB40,000,000, as consideration for the Shares. The payments under the two Agreements and the Supplementary Agreement of RMB40,000,000 were received by the Company on September 21, 2023.

As disclosed in the Current Report on Form 8-K filed on August 16, 2023, the Company entered into a subscription agreement dated August 15, 2023 with a non-U.S. investor (referred to as the “Investor B”), pursuant to which the Company agreed to sell and Investor B agreed to purchase an aggregate of 2,962,963 Shares at a $1.35 per share purchase price, with a total subscription price of $4,000,000. Such Shares must be held for a period of 180 days. Within 5 business days after the signing of such agreement, Investor B shall pay the amount of $714,286 to the Company, which has been received by the Company, and additionally and before October 15, 2023, Investor B shall pay the remainder amount of $3,285,714 to the Company.

The Company has on September 21, 2023 issued 4,760,000 Shares to Investor A and 529,101 Shares to Investor B, prior to which the Company had a total of 32,784,133 issued and outstanding shares of common stock. Following such issuances, the Company will have a total of 38,073,234 issued and outstanding shares of common stock, of which the Investor A will hold 4,760,000 Shares, constituting approximately 12.5% of the total issued and outstanding shares of the Company, and Investor B will hold 529,101 Shares, constituting approximately 1.4% of the total issued and outstanding shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 27, 2023	DATASEA INC.

	By:	/s/ Zhixin Liu
	Name:	Zhixin Liu
	Title:	Chief Executive Officer